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                                                                       Exhibit 5

               [Letterhead of Morris, Nichols, Arsht & Tunnell]



                                    (Date)



Board of Trade of the City of Chicago, Inc.
141 West Jackson Blvd.
Chicago, IL 60604

          Re:  Restructuring Transactions
               --------------------------

Ladies and Gentlemen:

          We are acting as special Delaware counsel to Board of Trade of the City of Chicago, Inc., a Delaware corporation (the "Company"), in connection with the demutualization and restructuring of the Company (the "Restructuring Transactions"). As described in the Registration Statement on Form S-4, Registration No. 333-54370 (as amended and supplemented, the "Registration Statement"), filed by the Company with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), the Restructuring Transactions include, inter alia: (i) the adoption of an Amended and Restated Certificate of Incorporation of the Company (the "Restated Certificate"), which authorizes the issuance of Class A Common Stock, par value $0.001 per share (the "Class A Common Stock"), five series of Class B Common Stock, par value $0.001 per share (the "Class B Common Stock" and, together with the Class A Common Stock, the "Common Stock"), and Preferred Stock, par value $0.001 per share; (ii) the declaration and distribution to the members of the Company, prior to the Restructuring Transactions, of a dividend (the "Dividend") of rights (the "Dividend Rights") to receive shares of Common Stock upon the effectiveness of the Restated Certificate; and (iii) the merger (the "Ceres Merger") of a wholly owned subsidiary of the Company with and into Ceres Trading Limited Partnership, a Delaware limited partnership ("Ceres"), as a result of which the outstanding limited partnership interests of Ceres will be converted into the right to receive shares of a series of Preferred Stock to be authorized by the Board of Directors of the Company (the "Board") and designated as Series A Cumulative Convertible Preferred Stock (the "Series A Preferred Stock"). This opinion relates to the 39,797,650 shares of Class A Common Stock, the 3,727 shares of Class B Common Stock and up to 500,000 shares of Series A Preferred Stock to be registered in connection with the Restructuring Transactions pursuant to the Registration Statement.

          For purposes of rendering the opinions expressed herein, we have examined and relied upon the following documents in the forms provided to us by the Company: the Amended and Restated Certificate of Incorporation and Bylaws of the Company in effect as of the date hereof; the Restated Certificate and the amended and restated Bylaws (the "Restated Bylaws") proposed to
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Board of Trade of the City of Chicago, Inc.
(Date)
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be adopted by the Company in the Restructuring Transactions as set forth in the
Registration Statement; the Certificate of Limited Partnership of Ceres, as filed in the Office of the Secretary of State of the State of Delaware on __________, and the Limited Partnership Agreement of Ceres dated __________; the Agreement and Plan of Merger dated __________ by and among the Company, Ceres and [Ceres Merger Sub] (the "Ceres Merger Agreement"); the form of Certificate of Designation relating to the Series A Preferred Stock (the "Series A Designation") to be adopted by the Board following the effectiveness of the Restated Certificate; the form of resolutions to be adopted by the Board to declare the Dividend (the "Dividend Resolutions") and the form of the Dividend Rights to be distributed in the Dividend; and the Registration Statement. In such examinations, we have assumed the genuineness of all signatures, the conformity to original documents of all documents submitted to us as drafts or copies or forms of documents to be executed and the legal capacity of natural persons to complete the execution of documents. We have further assumed for purposes of this opinion: (i) the due formation or organization, valid existence and good standing of each entity that is a party to any of the documents reviewed by us under the laws of the jurisdiction of its respective formation or organization; (ii) that the memberships of the Company in respect of which the Dividend will be declared and the limited partnership interests of Ceres that will be converted in the Ceres Merger are duly authorized, validly issued, fully paid and nonassessable; (iii) that the Ceres Merger Agreement has been duly authorized, executed and delivered by each party thereto and that the Board and the members of the Company, and the limited partners of Ceres and the Company as general partner thereof, have taken all necessary actions and given all necessary approvals to duly authorize and adopt and, as applicable, execute and deliver, the documents being proposed to effectuate the Restructuring Transactions as described in the Registration Statement, including the Restated Certificate, the Restated Bylaws and the Dividend Resolutions and, following the effectiveness of the Restated Certificate, the Series A Designation; (iv) that the number of shares of each class and series, respectively, to be issued in connection with the Dividend and the Ceres Merger will not exceed the number of shares of each class or series, respectively, registered pursuant to the Registration Statement; (v) that the Company will have sufficient funds legally available under Delaware law to declare and pay the Dividend; and (vi) that the restrictions on transfer imposed on the Common Stock in the Restated Certificate will be noted conspicuously on the stock certificates representing such shares (or in an appropriate notice with respect to any uncertificated shares) and are reasonable in relation to a valid corporate purpose of the Company. No opinion is expressed with respect to the requirements of, or compliance with, federal or state securities or blue sky laws. We have not reviewed any documents other than those identified above in connection with this opinion, and we have assumed that there are no other documents that are contrary to or inconsistent with the opinions expressed herein. As to any fact material to our opinion, other than those assumed, we have relied without independent investigation on the above-referenced documents and on the accuracy, as of the date hereof, of the matters therein contained.

          Based upon and subject to the foregoing, and limited in all respects to matters of Delaware law, it is our opinion that:

          (a) following the distribution of the Dividend Rights pursuant to the Dividend, upon the effectiveness of the Restated Certificate, the shares of Common Stock to be issued
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Board of Trade of the City of Chicago, Inc.
(Date)
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pursuant to the Dividend Rights will be duly authorized for issuance and, when such shares of Common Stock are issued in accordance with the terms of the Dividend Rights and stock certificates in proper form representing, or other proper evidence of ownership of, such shares have been duly executed and delivered on behalf of the Company to the persons entitled thereto, such shares of Common Stock will be validly issued, fully paid and nonassessable; and

          (b) following the effectiveness of the Restated Certificate and the Series A Designation, upon the effectiveness of the Ceres Merger, the shares of Series A Preferred Stock to be issued pursuant to the Ceres Merger Agreement will be duly authorized for issuance and, when such shares of Series A Preferred Stock are issued in accordance with the terms of the Ceres Merger Agreement and stock certificates in proper form representing, or other proper evidence of ownership of, such shares have been duly executed and delivered on behalf of the Company to the persons entitled thereto, such shares of Series A Preferred Stock will be validly issued, fully paid and nonassessable.

          We hereby consent to the filing of this opinion as Exhibit 5 to the Registration Statement and to the reference to our firm under the heading "Legal Matters" in the Prospectus forming a part thereof. In giving this consent, we do not admit that we are in the category of persons whose consent is required under
Section 7 of the Securities Act or the rules and regulations of the Commission.

          The opinion is limited to the specific issues addressed herein, and no opinion may be inferred or implied beyond that expressly stated herein. We assume no obligation to revise or supplement this opinion should the applicable law be changed by legislative action, judicial decision or otherwise after the date on which the Registration Statement is declared effective by the Commission.

          This opinion is furnished to you in connection with your filing of the Registration Statement and is not to be used, circulated, quoted or otherwise relied upon for any other purpose.

                                Very truly yours,